UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or		Identification No.)
Organization)

Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 26, 2005, Montpelier Re Holdings Ltd. (“Montpelier Re”) and Montpelier Reinsurance Ltd. (“Montpelier Reinsurance”) entered into an Amendment (the “Amendment”) to the Amended and Restated Letter of Credit Reimbursement and Pledge Agreement, dated as of May 27, 2004 (the “Letter of Credit Agreement”), among Montpelier Re, Montpelier Reinsurance, the lenders named therein and Bank of America, N.A., as Administrative Agent. The Letter of Credit Agreement provides for a one-year $250.0 million letter of credit facility for the account of Montpelier Reinsurance (the “Tranche A Facility”) and for a three-year $250.0 million revolving credit facility which consists of a $200.0 million letter of credit facility for the account of Montpelier Reinsurance and a $50.0 million revolving line of credit under which Montpelier Re can borrow funds for general corporate purposes (the “Tranche B Facility”). The Amendment extends the term of the Tranche A Facility, which was to terminate on May 26, 2005, until May 25, 2006.

Some of the lenders under the Letter of Credit Agreement have in the past and may in the future provide commercial and/or investment banking services to Montpelier Re or its affiliates.

The Letter of Credit Agreement was previously described in the report on Form 8-K filed by Montpelier Re on June 2, 2004, and was filed as an exhibit thereto. A copy of the Amendment is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Letter of Credit Reimbursement and Pledge Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.

(Registrant)

June 1, 2005	By: /s/ Jonathan B. Kim

Date	Name: Jonathan B. Kim
Title: General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Letter of Credit Reimbursement and Pledge Agreement.